Exhibit 3.1

CERTIFICATE OF AMENDMENT OF THE

THIRD RESTATED CERTIFICATE OF INCORPORATION

OF

POLARITYTE, INC.

a Delaware corporation

PolarityTE, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Company”) DOES HEREBY CERTIFY:

ONE: The undersigned is the duly elected and acting Chief Executive Officer of the Company.

TWO: This Certificate of Amendment amends the provision of the (Third) Restated Certificate of Incorporation filed with the Delaware Secretary of State on September 28, 2021 (the “Certificate of Incorporation”).

THREE: That the “FIRST” paragraph of the Company’s (Third) Restated Certificate of Incorporation of the Company is hereby amended and restated in its entirety to read as follows:

“FIRST: The name of the corporation is RegenETP, Inc. (the “Corporation”).”

FOUR: The foregoing amendments were duly adopted in accordance with Sections 141(f) and 242 the General Corporation Law of the State of Delaware.

[Signature Page Follows]

IN WITNESS WHEREOF, PolarityTE, Inc. has caused this Certificate of Amendment to be signed by its Chief Executive Officer on August 18, 2023.

/s/ Richard Hague
Richard Hague
Chief Executive Officer